              AT EQUITY MARKETING, INC.:
              Lisa Mueller
              Investor Relations
              (323) 932-4034

FOR IMMEDIATE RELEASE

                      EQUITY MARKETING REPORTS RESULTS
                         FOR SECOND QUARTER OF 2004


      LOS ANGELES, JULY 29, 2004 - Equity Marketing, Inc. (Nasdaq: EMAK), a leading marketing services firm, today announced its financial results for the second quarter ended June 30, 2004.

      Revenues were $51.8 million in the second quarter of 2004, compared with revenues of $57.0 million in the same period of the previous year.

      Net loss in the second quarter of 2004 was $530,000, or $0.16 per diluted share, compared with net income of $2.1 million, or $0.22 per diluted share, in the same period of the previous year. Earnings per share for the second quarter of 2003 include a restatement pursuant to Emerging Issues Task Force Issue No. 03-6 ("EITF 03-6") "Participating Securities and the Two-Class Method under SFAS No. 128, Earnings Per Share." EITF 03-6 requires that companies with participating securities calculate earnings per share using a two-class method. The Company's cumulative participating mandatorily redeemable preferred stock qualifies as "participating securities;" therefore, EITF 03-6 requires the allocation of a portion of undistributed earnings to preferred stock. As a result, earnings per diluted common share were reduced by $0.06 for the second quarter of 2003, to $0.22 from $0.28 as reported in the prior year. This change reflects no economic or operating impact on the business.

      Impacting the second quarter 2004 results were charges of $93,000, or $0.01 per diluted share, related to integration costs for the acquisitions of Johnson Grossfield ("JGI") and SCI Promotion ("SCI"), and $105,000, or $0.01 per diluted share, for a restructuring charge related to


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Equity Marketing, Inc.
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the realignment of centralized resources in the Marketing Services business. The
Company also recorded a charge of $311,000, or $0.03 per diluted share, due to lower than estimated sublease income for vacated office space in the Upshot business. The office space has been subleased at rates modestly below the Company's initial estimates, due to softness in the current Chicago real estate market. Excluding these charges, the Company's second quarter 2004 net loss was $221,000 or $0.10 per diluted share, within the range of its revised quarterly guidance issued on July 8, 2004. The revised guidance was for revenues to range from $50 million to $51 million, and a net loss per share before charges of $0.10 to $0.12. The following table reconciles diluted earnings per share and charges:



Diluted earnings per share:
Reconciliation of GAAP to non-GAAP measures              Three Months Ended
-------------------------------------------              ------------------
                                                       June 30,      June 30,
                                                        2004           2003
                                                        ------        -----
Diluted earnings (loss) per share - as reported         $(0.16)       $0.22
Integration costs                                         0.01           --
Restructuring charge                                      0.01           --
Loss on Chicago lease                                     0.03           --
                                                        ------        -----
Diluted earnings (loss) per share - excluding charges   $(0.10)(a)    $0.22
                                                        ======        =====
Adjustment due to adoption of EITF 03-6                    --          0.06
Diluted earnings per share as reported in 2003
   prior to EITF 03-6 adoption                             --         $0.28
                                                        ======        =====

(a) does not add due to rounding

      "As noted in our July 8 press release, our second quarter performance was hurt by revenue and margin shortfalls primarily in our consumer products division," said Equity Marketing Chairman and Chief Executive Officer Don Kurz. "However, some of the shortfall came in the form of postponed marketing services programs that are now scheduled for the second half of the year, and we expect to ultimately recapture that revenue and profit."


QUARTER ENDED JUNE 30, 2004 FINANCIAL HIGHLIGHTS

- Revenues were $51.8 million, compared with revenues of $57.0 million in the same period of the previous year.


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Equity Marketing, Inc.
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-     Net foreign currency translation impact contributed approximately $734,000 to revenues versus the prior year period average exchange rates.

- Domestic revenues for the quarter were $39.3 million, or 75.8% of revenues, and international revenues for the quarter were $12.5 million, or 24.2% of revenues. In the prior year period, domestic revenues were $45.4 million, or 79.8% of revenues, and international revenues were $11.5 million, or 20.2% of revenues.

- The SCI and JGI businesses generated a combined $5.9 million in revenues in the second quarter of 2004. Results for the second quarter of 2003 do not include SCI (acquired September 3, 2003) or JGI (acquired effective January 31, 2004).

- Marketing Services revenues for the quarter represented 91.1% of total revenues, while Consumer Products revenues represented 8.9% of total revenues. In the prior year period, Marketing Services revenues represented 81.1% of total revenues, while Consumer Products revenues represented 18.9% of total revenues.

- Gross profit was 26.6% in the second quarter of 2004, as compared to 26.7% in the same period in 2003. Gross profit was 27.1% in the Marketing Services business and 20.9% in the Consumer Products business in the second quarter of 2004, as compared to 24.4% and 36.5%, respectively, in the second quarter of 2003. Marketing Services gross profit was higher due to an increase in the relative mix of non-Burger King business. Gross profit in the Consumer Products business decreased from the prior year due to pricing pressure, a changing product sales mix and a higher mix of international sales, which tend to carry lower margins.

- Overall operating expenses were $14.6 million, or 28.1% of revenues, compared with $12.0 million, or 21.1% of revenues, in the prior year. Excluding charges, operating expenses were $14.1 million, or 27.2% of revenues, in the second quarter of 2004. Prior year operating expenses exclude SCI and JGI.

- Operating expenses in the second quarter of 2004 include approximately $194,000 in non-cash expense related to grants of restricted stock units, compared with approximately $61,000 recognized in the same period in 2003.

- Earnings before interest, taxes, depreciation, amortization and charges in 2004 ("EBITDA") was $181,000, compared with $3.8 million in the same period in 2003.


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Equity Marketing, Inc.
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-     The Company generated $1.5 million in cash flow from operations during the quarter, compared with $2.8 million in the same period in 2003.

- Net loss was $530,000, or $0.16 per diluted share, compared with net income of $2.1 million, or $0.22 per diluted share, in the same period of the previous year. Excluding charges, the Company's second quarter 2004 net loss was $221,000 or $0.10 per diluted share.

- Collectively, SCI and JGI were $0.05 dilutive per share in the second quarter of 2004.

SIX MONTHS ENDED JUNE 30, 2004 FINANCIAL HIGHLIGHTS

- Revenues were $103.6 million, compared with revenues of $104.5 million in the same period of the previous year.

-     Net foreign currency translation impact contributed approximately
      $2.2 million to revenues versus the prior year period average exchange rates.

- Domestic revenues were $74.7 million, or 72.1% of revenues, and international revenues were $28.9 million, or 27.9% of revenues. In the prior year period, domestic revenues were $82.0 million, or 78.5% of revenues, and international revenues were $22.5 million, or 21.5% of revenues.

- The SCI and JGI businesses generated a combined $10.7 million in revenues in the first six months of 2004. Results for the first six months of 2003 do not include SCI or JGI.

- Marketing Services revenues for the first six months represented 90.4% of total revenues, while Consumer Products revenues represented 9.6% of total revenues. In the prior year period, Marketing Services revenues represented 86.1% of total revenues, while Consumer Products revenues represented 13.9% of total revenues.

- Gross profit was 26.1% for the first six months of 2004, as compared to 26.3% in the same period in 2003. Gross profit was 26.0% in the Marketing Services business and 26.3% in the Consumer Products business in the first six months of 2004, as compared to 24.6% and 36.5%, respectively, in the same period of 2003.

- Overall operating expenses were $27.8 million, or 26.8% of revenues, compared with $22.9 million, or 21.9% of revenues, in the prior year. Excluding charges, operating


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Equity Marketing, Inc.
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      expenses were $27.2 million, or 26.3% of revenues, in the first six months of 2004. Prior year operating expenses exclude SCI and JGI.

- Operating expenses in the first six months of 2004 include approximately $257,000 in non-cash expense related to grants of restricted stock units, compared with approximately $61,000 recognized in the same period in 2003. No restricted stock units were granted in the first quarter of 2003 as they were not used as the primary means of stock-based compensation until the second quarter.

- Earnings before interest, taxes, depreciation, amortization and charges in 2004 ("EBITDA") was $444,000, compared with $5.8 million in the same period in 2003.

- The Company generated $1.3 million in cash flow from operations during the first six months of 2004, compared with cash used of ($5.0) million in the same period in 2003.

- Net loss was $696,000, or $0.25 per diluted share, compared with net income of $3.1 million, or $0.31 per diluted share, in the same period of the previous year. Excluding charges, the Company's net loss in the first six months of 2004 was $360,000 or $0.19 per diluted share.

- Collectively, SCI and JGI were $0.12 dilutive per share in the first six months of 2004.

FINANCIAL CONDITION

      At June 30, 2004, the Company had $14.2 million in cash, cash equivalents and marketable securities, $23.7 million in working capital, a current ratio of
1.6 and no debt.

SHARE REPURCHASE PROGRAM

      In July 2002, Equity's Board of Directors authorized the implementation of a new $10 million stock repurchase program. Since then, the Company has spent a total of $3.5 million from this program to purchase 267,650 shares at an average price of $13.10 per share, including commissions. Since initiating its original buyback program on July 21, 2000, the Company has spent a total of approximately $15.5 million to purchase 1,245,959 shares at an average price of $12.47 per share, including commissions.


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SHARE COUNT UPDATE

      In accordance with GAAP, based on the level of net income for the second quarter of 2004, the calculation of diluted earnings per share excludes the impact of the assumed conversion of preferred stock and includes the preferred stock dividend. Accordingly, the number of diluted weighted average shares outstanding for purposes of computing earnings per share was 5.8 million shares in the second quarter of 2004.

      For the full year 2004, the Company expects its diluted weighted average shares outstanding for purposes of computing earnings per share to be 7.9 million shares.

OUTLOOK

      The Company confirmed its guidance for the full year. Revenues are expected to range between $245 million and $260 million, and diluted earnings per share before charges are expected to range between $1.05 and $1.15. The Company's diluted earnings per share, required to be reported based on GAAP, will modestly differ from this guidance because of charges that have been incurred in the first half of the year and other charges that could occur in the second half.

      The Company believes the following factors will contribute to significantly improved results in the second half of 2004:

- Strengthening business trends being reflected in the Company's promotional programs for Burger King(R)

- Several new clients at Logistix, SCI and Upshot that have projects scheduled to be implemented during the remainder of 2004

- A seasonally stronger second half for SCI due to its retail department store client base

- JGI is planning to produce two more promotional programs for SUBWAY(R) to be in store this year

- The seasonal impact of holiday shopping in the Consumer Products business, including the first holiday sales for the Baby Einstein((TM)) product line

      Mr. Kurz commented on the outlook for Equity Marketing: "More companies are shifting resources towards non-traditional, non-advertising marketing services, and we are seeing an


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Equity Marketing, Inc.
Page 7 of 12

increase in quality revenue opportunities. We have an excellent pipeline of work scheduled for the remainder of 2004, although a greater portion of our revenues are coming from our new businesses that experience more seasonality and have different delivery and service patterns and shorter lead times than our core promotional business, thus giving us less short-term visibility. While it has been our practice to provide quarterly guidance, the timing uncertainty makes it difficult to accurately project the distribution of revenue and earnings between the third and fourth quarters at this point in time.

      "However, annual visibility has not changed, and we remain confident in our full year projections and believe we will have a very strong second half for both revenue and earnings. Importantly, it will be the most diversified revenue and earnings mix in the Company's history, as we expect to have meaningful contributions from six distinct revenue streams. We are also taking appropriate actions to optimize our profitability and help offset the margin pressure we are seeing in some areas of the business.

      "Despite the disappointing reported results in the first half of 2004, we have generated positive cash flow and remain in excellent financial position. We intend to continue using this financial strength to invest in new business development and branding efforts that will help drive organic growth, as well as pursue attractive acquisitions that can leverage our existing infrastructure. We are confident that the performance of our business will markedly improve in the second half of 2004, and lay a good foundation for continued profitable growth," said Mr. Kurz.

SECOND QUARTER CONFERENCE CALL

      The Company will host a conference call today at 4:30 p.m. ET/1:30 p.m. PT to discuss its first quarter financial results and operational highlights. All interested parties may listen to the live call or access a replay of the call via the Internet at www.equity-marketing.com. To listen to the live call, visit the Investor Relations page of the Web site at least 15 minutes prior to download any necessary software.

ABOUT EQUITY MARKETING

      Equity Marketing, Inc. is a leading global marketing services company based in Los Angeles, with offices in Chicago, Minneapolis, New York, Ontario
(CA), London, Paris, Hong


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Equity Marketing, Inc.
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Kong and Shanghai. The Company focuses on the design and execution of strategy-based marketing programs, with particular expertise in the areas of: strategic planning and research, entertainment marketing, design and manufacturing of custom promotional products, promotion, event marketing, collaborative marketing, and environmental branding. The Company's clients include Burger King Corporation, Diageo, Kellogg's, Kohl's, Macy's, Nordstrom, Procter & Gamble, and Subway Restaurants, among others. The Company complements its core marketing services business by developing and marketing distinctive consumer products, based on emerging and evergreen licensed properties, which are sold through specialty and mass-market retailers. More information about Equity Marketing is available on the Company's web site at www.equity-marketing.com.

NOTE: All trademarks and registered trademarks are property of their respective owners.

Certain expectations and projections regarding the future performance of Equity Marketing, Inc. discussed in this news release are forward-looking and are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company's operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company's actual consolidated results of operations and financial position in 2004 and thereafter to differ significantly from those expressed in forward-looking statements: the Company's dependence on a single customer; the significant quarter-to-quarter variability in the Company's revenues and net income; the Company's dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company's dependence on foreign manufacturers; the Company's need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.


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Equity Marketing, Inc.
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EQUITY MARKETING, INC.
Condensed Consolidated Statements of Income
(In thousands, except share and per share data)

                                                                           THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                                JUNE 30,                         JUNE 30,
                                                                              (UNAUDITED)                      (UNAUDITED)
                                                                      ----------------------------     ----------------------------
                                                                         2004             2003            2004             2003
                                                                      -----------      -----------     -----------      -----------
Revenues                                                              $    51,778      $    56,953     $   103,590      $   104,520
Cost of sales                                                              38,015           41,766          76,587           77,053
                                                                      -----------      -----------     -----------      -----------
  Gross profit                                                             13,763           15,187          27,003           27,467
Operating expenses:
  Salaries, wages and benefits                                              7,900            5,537          15,177           11,398
  Selling, general and administrative                                       6,160            6,485          12,056           11,510
  Integration costs                                                            93               --             136               --
  Restructuring charge                                                        105               --             105               --
  Loss on Chicago lease                                                       311               --             311               --
                                                                      -----------      -----------     -----------      -----------
  Total operating expenses                                                 14,569           12,022          27,785           22,908
                                                                      -----------      -----------     -----------      -----------
  Income (loss) from operations                                              (806)           3,165            (782)           4,559
Other income (expense)                                                        (68)             205            (360)             307
                                                                      -----------      -----------     -----------      -----------
  Income (loss) before provision for income taxes                            (874)           3,370          (1,142)           4,866
Provision (benefit) for income taxes                                         (344)           1,230            (446)           1,748
                                                                      -----------      -----------     -----------      -----------
  Net income (loss)                                                          (530)           2,140            (696)           3,118
Preferred stock dividends                                                     375              375             750              750
Undistributed earnings allocated to participating preferred stock              --              405              --              542
                                                                      -----------      -----------     -----------      -----------
  Net income (loss) applicable to common stockholders                 $      (905)     $     1,360     $    (1,446)     $     1,826
                                                                      ===========      ===========     ===========      ===========

Basic income (loss) per share*
  Income (loss) per share to common stockholders                      $     (0.16)     $      0.24     $     (0.25)     $      0.32
                                                                      ===========      ===========     ===========      ===========
  Weighted average shares outstanding                                   5,758,370        5,700,016       5,739,603        5,704,148
                                                                      ===========      ===========     ===========      ===========

Diluted income (loss) per share*
  Income (loss) per share                                             $     (0.16)     $      0.22     $     (0.25)     $      0.31
                                                                      ===========      ===========     ===========      ===========
  Weighted average shares outstanding                                   5,758,370        6,057,801       5,739,603        5,970,205
                                                                      ===========      ===========     ===========      ===========

* Per share amounts for 2003 have been restated to reflect the impact of EITF 03-6 "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," which reduces basic and diluted earnings per share $0.07 and $0.06, respectively, for the three months ended June 30, 2003 and $0.10 and $0.09, respectively, for the six months ended June 30, 2003. EITF 03-6 had no impact on 2004 per share amounts because of the net loss. EITF 03-6 requires that rights of securities to participate in the earnings of an enterprise must be reflected in the reporting of earnings per share. The Company's cumulative participating mandatorily redeemable convertible preferred stock qualify as "participating securities." The proportionate share of 2003 earnings attributable to these securities is being excluded from the earnings available to common stockholders.


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Equity Marketing, Inc.
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EQUITY MARKETING, INC.
Condensed Consolidated Balance Sheets
(In thousands)

ASSETS                                                 JUNE 30,      DECEMBER 31,
                                                        2004            2003
                                                     (UNAUDITED)
                                                      ---------       ---------
Cash and cash equivalents                             $  12,948       $  19,291
Marketable securities                                     1,300              --
Accounts receivable, net                                 29,367          36,765
Inventories                                              14,240          15,099
Prepaid expenses and other current assets                 4,384           4,352
                                                      ---------       ---------
  CURRENT ASSETS                                         62,239          75,507
Fixed assets, net                                         3,935           3,809
Intangible assets, net                                   47,683          43,145
Other assets                                              6,893           5,869
                                                      ---------       ---------
  TOTAL ASSETS                                        $ 120,750       $ 128,330
                                                      =========       =========

LIABILITIES, MANDATORILY REDEEMABLE
PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Short-term debt                                       $      --       $      --
Accounts payable                                         24,917          28,865
Accrued liabilities                                      13,623          17,195
                                                      ---------       ---------
  CURRENT LIABILITIES                                    38,540          46,060
Long-term liabilities                                     5,122           5,555
                                                      ---------       ---------
  TOTAL LIABILITIES                                      43,662          51,615

Mandatorily redeemable preferred stock                   22,518          23,049

Common stock                                                 --              --
Additional paid-in capital                               27,661          23,886
Retained earnings                                        43,692          45,138
Accumulated other comprehensive income                    3,860           3,334
Less:
  Treasury stock                                        (17,669)        (17,458)
  Unearned compensation                                  (2,974)         (1,234)
                                                      ---------       ---------
  TOTAL STOCKHOLDERS' EQUITY                             54,570          53,666
                                                      ---------       ---------
  TOTAL LIABILITIES, MANDATORILY REDEEMABLE
  PREFERRED STOCK AND STOCKHOLDERS' EQUITY            $ 120,750       $ 128,330
                                                      =========       =========


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EQUITY MARKETING, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                                  (UNAUDITED)
                                                             ----------------------
                                                               2004          2003
                                                             --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                          $   (696)     $  3,118
  Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
    Depreciation and amortization                                 987           936
    Provision for doubtful accounts                               110           255
    Gain on disposal of fixed assets                               (8)           --
    Tax benefit from exercise of stock options                     65            60
    Amortization of restricted stock                              311           156
    Other                                                          --             4
    Changes in operating assets and liabilities-
    Increase (decrease) in cash and cash equivalents:
      Accounts receivable                                       9,487         8,433
      Inventories                                               1,621         1,650
      Prepaid expenses and other current assets                  (829)         (199)
      Other assets                                             (1,012)         (989)
      Accounts payable                                         (4,141)       (9,680)
      Accrued liabilities                                      (4,188)       (8,804)
      Long-term liabilities                                      (433)           63

                                                             --------      --------
    Net cash provided by (used in) operating activities         1,274        (4,997)
                                                             --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of fixed assets                                      (936)         (373)
  Purchase of marketable securities, net                       (1,300)       (1,500)
  Proceeds from sale of fixed assets                                9            16
  Payment for purchase of JGI                                  (4,614)           --

                                                             --------      --------
    Net cash used in investing activities                      (6,841)       (1,857)
                                                             --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of preferred stock dividends                         (1,125)         (750)
  Purchase of treasury stock                                     (211)         (845)
  Proceeds from exercise of stock options                         538           389

                                                             --------      --------
    Net cash used in financing activities                        (798)       (1,206)
                                                             --------      --------

    Net decrease in cash and cash equivalents                  (6,365)       (8,060)

Effects of exchange rates on cash and cash equivalents             22           165

CASH AND CASH EQUIVALENTS, beginning of period                 19,291        25,833
                                                             --------      --------

CASH AND CASH EQUIVALENTS, end of period                     $ 12,948      $ 17,938
                                                             ========      ========


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Equity Marketing, Inc.
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EQUITY MARKETING, INC.
EBITDA
(In thousands)

EBITDA, before charges, is calculated as follows:

                                            THREE MONTHS ENDED         SIX MONTHS ENDED
                                                 JUNE 30,                  JUNE 30,
                                               (UNAUDITED)               (UNAUDITED)
                                           --------------------      --------------------
                                            2004         2003         2004         2003
                                           -------      -------      -------      -------
Net Income (loss)                          $  (530)     $ 2,140      $  (696)     $ 3,118

  Integration costs                             93           --          136           --
  Restructuring charge                         105           --          105           --
  Loss on Chicago lease                        311           --          311           --
  Interest expense, net                         25           12           47           16
  Provision (benefit) for income taxes        (344)       1,230         (446)       1,748
  Depreciation                                 430          414          825          822
  Amortization                                  91           50          162          114

                                           -------      -------      -------      -------
EBITDA, before charges                     $   181      $ 3,846      $   444      $ 5,818
                                           =======      =======      =======      =======

EBITDA is reconciled to cash flows provided by (used in) operating activities, the most comparable measure under generally accepted accounting principles, as follows:

                                            THREE MONTHS ENDED         SIX MONTHS ENDED
                                                 JUNE 30,                  JUNE 30,
                                               (UNAUDITED)               (UNAUDITED)
                                           --------------------      --------------------
                                            2004         2003         2004         2003
                                           -------      -------      -------      -------
EBITDA, before charges                     $   181      $ 3,846      $   444      $ 5,818

  Integration costs                            (93)          --         (136)          --
  Restructuring charge                        (105)          --         (105)          --
  Loss on Chicago lease                       (311)          --         (311)          --
  Interest expense, net                        (25)         (12)         (47)         (16)
  (Provision) benefit for income taxes         344       (1,230)         446       (1,748)
  Changes in operating assets and
   liabilities                               1,159         (131)         505       (9,526)
  Other, net                                   328          332          478          475

                                           -------      -------      -------      -------
Net cash provided by (used in)
 operating activities                      $ 1,478      $ 2,805      $ 1,274      $(4,997)
                                           =======      =======      =======      =======


                                      ###